UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

WORLD GOLD TRUST
SPONSORED BY WGC USA ASSET MANAGEMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-37996	36-7650517
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

c/o WGC USA Asset Management Company, LLC
685 Third Ave., Suite 2702
New York, New York 10017
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (212) 317-3800
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s) Name	Name of each exchange on which registered
SPDR® Gold MiniShares®	GLDM®	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

Effective December 5, 2025 (the “Effective Date”), ICBC Standard Bank plc (“ICBC”) will no longer serve as a custodian for the gold of SPDR® Gold MiniShares® Trust (“GLDM”), a series of World Gold Trust (the “Trust”).

Pursuant to a termination agreement between the Trust, on behalf of GLDM, and ICBC, the parties have mutually agreed to terminate the Second Amended and Restated Allocated Gold Account Agreement dated October 24, 2023 and the First Amended and Restated Unallocated Gold Account Agreement dated October 24, 2023 and amended on May 28, 2024 (together, the “ICBC Custody Agreements”), effective as of the Effective Date. JPMorgan Chase Bank, N.A. currently holds all GLDM’s gold and, as of the Effective Date, will be GLDM’s sole custodian. ICBC has not held gold on behalf of GLDM since July 31, 2024.

No cost or expense was, or will be, incurred by the Trust or the holders of the shares of GLDM in connection with the termination of the ICBC Custody Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 5, 2025	WORLD GOLD TRUST
(Registrant)*

	By:	WGC USA Asset Management Company, LLC
as the Sponsor of the Registrant

	By:	/s/ Joseph R. Cavatoni
		Name:	Joseph R. Cavatoni
		Title:	Principal Executive Officer

*
As the Registrant is a trust, this report is being filed on behalf of the Registrant by WGC USA Asset Management Company, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in his capacity as an authorized officer of WGC USA Asset Management Company, LLC.